SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 20, 2002

LENNOX INTERNATIONAL INC.

Incorporated pursuant to the Laws of the State of DELAWARE

Commission File Number
001-15149

Internal Revenue Service Employer
Identification No. 42-0991521

2140 Lake Park Blvd., Richardson, Texas   75080
(972) 497-5000

Page

Item 4.         Changes in Registrant's Certifying Accountant

        As recommended by Lennox’ Audit Committee, on May 20, 2002, Lennox’ Board of Directors approved the dismissal of Arthur Andersen LLP (“Andersen”) as Lennox’ independent auditors and the appointment of KPMG LLP to serve as Lennox’ independent public accountants for the year ending December 31, 2002. The change in auditors is effective immediately.

        Andersen’s reports on Lennox’ consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report of Lennox’ consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        Lennox provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated May 22, 2002, stating its agreement with such statements.

        During Lennox’ two most recent fiscal years and through the date of this Form 8-K, Lennox did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lennox’ consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.        Financial Statements and Exhibits.

(c)	Exhibits
16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 22, 2002
99.1 Press release issued by the Company dated May 20, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	___/s/_____________________
Carl E. Edwards, Jr.
Executive Vice President

Dated: May 22, 2002